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                                                                  March 20, 2003


BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, New York 10019

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED
North Tower
World Financial Center
New York, New York  10281

         Re: Proposed Offering by Zenith National Insurance Corp. Of Convertible Notes due 2023

Ladies and Gentlemen:

               Fairfax Financial Holdings Limited, a financial services holding company incorporated under the laws of Canada, which is the beneficial owner of shares of the common stock of Zenith National Insurance Corp., a Delaware corporation (the "Offeror"), understands that BANC OF AMERICA SECURITIES LLC and MERRILL, LYNCH & CO. and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED acting as representatives (in such capacity, the "Representatives") of the initial purchasers named in Schedule A of the Purchase Agreement (as defined below) (the "Initial Purchasers") propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Offeror providing for the offering, pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), of the Offeror's Convertible Notes due 2023 (the "Initial Securities") and the grant by the Offeror to the Initial Purchasers of the option to purchase additional Convertible Notes due 2023 to cover over-allotments, if any (the "Option Securities"). The Initial Securities, together with the Option Securities, are collectively referred to as the "Securities". In recognition of the benefit that such an offering will confer upon the undersigned as a beneficial owner of the common stock of the Offeror, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the undersigned agrees with the Initial Purchasers that, during the period commencing on the date hereof and ending 90 days from the date of the Final Offering Memorandum, without the prior written consent of the Representatives on behalf of the Initial Purchasers, the undersigned will not, and will cause each other entity under its control (including without limitation, all of its subsidiaries) not to, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer any shares of the Offeror's common stock, par value $1.00 per share (the "Common Stock"), or any securities convertible into or exchangeable or exercisable for or repayment with Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or cause to be filed by registration statement under the Securities Act, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock or any


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securities convertible into or exchangeable or exercisable for or repayable with
Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

               The foregoing sentence shall not apply to (i) offers, sales, gifts, assignments or transfers of shares of Common Stock or options to purchase shares of Common Stock made to (A) corporations, partnerships, limited liability companies or other entities to the extent such entities are wholly owned by the undersigned or by Odyssey Re Holdings Corp,, (B) charitable organizations, or
(C) pledges of shares of Common Stock to a bank or other financial institution, solely to the extent that in the case of clauses (A), (B) and (C) each recipient agrees to be bound by the restrictions set forth herein or (ii) transfers of shares of Common Stock or options to purchase shares of Common Stock made to any trust for the direct or indirect benefit of the undersigned or any party listed in (i) above, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein.

               It is understood that, if the Offeror notifies you that it does not intend to proceed with the proposed offering, if the Purchase Agreement does not become effective by April 30, 2003, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned will be, immediately and without any further action, released from the obligations under this letter agreement.

                                        FAIRFAX FINANCIAL HOLDINGS LIMITED



                                        By:    /s/  Eric Salsberg
                                               ---------------------------------
                                               Name:  Eric Salsberg
                                               Title: Vice President, Corporate
                                                      Affairs


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